UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 14, 2007

PHARMACOPEIA DRUG DISCOVERY, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-50523	51-0418085
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

PO Box 5350, Princeton, New Jersey	08543-5350
(Address of principal executive offices)	(Zip Code)

(609) 452-3600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On February 14, 2007, the Company announced the initiation of a Phase 1 clinical study of PS433540, the Company’s lead internal product candidate.  PS433540 is a Dual-Acting angiotensin and endothelin Receptor Antagonist (DARA) that the Company is developing as a potential treatment for hypertension and diabetic nephropathy.

The objective of this randomized, placebo-controlled, dose-escalation Phase 1 clinical study is to evaluate the preliminary safety and tolerability of PS433540 by treating up to seven separate groups of eight healthy volunteers.  In addition to safety and tolerability, clinical investigators will also evaluate dose-related pharmacokinetics.

Under the terms of the Company’s agreement with Bristol-Myers Squibb Company (BMS) related to the DARA program, the Company is required to pay BMS $1.0 million within ten days of the initiation of the Phase 1 clinical study.

The Company’s press release dated February 14, 2007 announcing the initiation of the Phase 1 clinical study is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(c)                                  Exhibits

Exhibit Number

99.1	Press Release

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMACOPEIA DRUG DISCOVERY, INC.

	By:	/s/ Brian M. Posner

Brian M. Posner Executive Vice President, Chief Financial Officer and Treasurer

Date: February 14, 2007